Ex.-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 53 to File No. 002-57791; Amendment No. 53 to File No. 811-02715) of Delaware Group State Tax-Free Income Trust of our report dated April 19, 2007, included in the 2007 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 13, 2007